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                                                                  EXHIBIT 10.25

                                 THIRD AMENDMENT
                             THE EXCESS BENEFIT PLAN
                                       OF
                          THE PERKIN-ELMER CORPORATION


WHEREAS, the Applera Corporation ("Company") last restated The Excess Benefit Plan of The Perkin-Elmer Corporation ("Plan") effective October 1, 1995; and

WHEREAS, the Board of Directors of the Company pursuant to Section 6.1 of the Plan reserves the right to amend the Plan from time to time; and

WHEREAS, it has been determined that an amendment is required at this time.

NOW, THEREFORE, the Plan be amended with the effective date as stipulated below:


1. Effective January 1, 2001, Section 4.2 of the Plan is amended in its entirety and shall now reads as follows:

         "Section 4.2 - Form of Benefit Payment. Benefits payable to or on behalf of an Employee or his Beneficiary resulting from the provisions of Section 4.1 shall be payable as follows:

         a) A benefit payable under Section 4.1(a) shall be paid in monthly installments after adjustment in accordance with the optional form of benefits elected under the Pension Plan. Notwithstanding, if the lump sum present value of an Employee's benefit at time of payment is equal to or less than $5,000, such benefit shall be paid in a lump sum.

         b) The form of a benefit payable under Section 4.1(b) shall be subject to the discretion of the Committee. It may be paid in the form of a lump sum, a term certain annuity, single life annuity, joint and survivor annuity or by a combination of such methods. Notwithstanding, if the Employee's Account at time of payment is equal to or less than $5,000, such Account shall be paid in a lump sum."